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THIS SUBORDINATED NOTE IS THE SUBORDINATED NOTE REFERENCED IN THAT CERTAIN
SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF BY AND AMONG THE MAKER, THE PAYEES, AND LASALLE BUSINESS CREDIT, INC., AS AGENT FOR STANDARD FEDERAL BANK NATIONAL ASSOCIATION (THE "SUBORDINATION AGREEMENT") AND IS ISSUED UNDER AND SUBJECT IN ALL WAYS TO THE SUBORDINATION AGREEMENT.


                              AMENDED AND RESTATED
                                SUBORDINATED NOTE


$2,300,000.00                                                 Date: July 1, 2002


         FOR VALUE RECEIVED, AM BROADBAND SERVICES, INC., a Delaware corporation (the "Buyer"), hereby promises to pay to the order of DAVID P. SYLVESTRE, CLIFFORD P. SYLVESTRE, EDWARD L. REYNOLDS, JOANNE SYLVESTRE, DONNA M. SYLVESTRE AND ELIZABETH D. REYNOLDS (each a "Seller," and, collectively, the "Sellers") the principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000.00) (subject to adjustment as described below), with interest at the rate of five percent (5%) per annum, in ten (10) equal, consecutive quarterly payments, payable on the first day of each calendar quarter, commencing on July 1, 2002.

         This Amended and Restated Subordinated Note is being delivered pursuant to Section 2(b) of the Stock Purchase Agreement dated September 7, 2001, as amended, by and between the Buyer and the Sellers (the "Stock Purchase Agreement"), and the principal amount of this Amended and Restated Subordinated
Note is subject to adjustment pursuant to Section 3 of the Stock Purchase Agreement. This Amended and Restated Subordinated Note shall replace, supercede, and render null and void any prior Subordinated Note or Amended and Restated Subordinated Note that shall have been delivered to the Sellers.

         All payments under this Amended and Restated Subordinated Note shall be in lawful money of the United States of America in immediately available funds. Payments shall be sent to the Sellers at the address of the Sellers set forth in the Stock Purchase Agreement or such other address as shall be designated in writing by the Sellers to the Buyer.

         This Amended and Restated Subordinated Note is the Subordinated Note referenced in that certain Subordination Agreement dated as of the date hereof by and among the Buyer, the Sellers, and Lasalle Business Credit, Inc., as agent for Standard Federal Bank National Association (the "Subordination Agreement") and is issued under and subject in all ways to the Subordination Agreement.

         The Buyer hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Amended and Restated Subordinated Note.
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         This Amended and Restated Subordinated Note is subject to the Set-Off
Rights described in Section 16(n) of the Stock Purchase Agreement.

         The construction, interpretation and enforcement of this Amended and Restated Subordinated Note shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the Buyer has caused this Amended and Restated Subordinated Note to be executed by its duly authorized officer as of the date first above written.

Attest:                                          AM BROADBAND SERVICES, INC.


                                                 By:
-------------------------------                     ----------------------------


                                    GUARANTEE

         THE UNDERSIGNED, for the benefit of the Sellers, hereby guarantees the payment in full of all amounts owing under this Amended and Restated Subordinated Note.


Attest:                                          AM COMMUNICATIONS, INC.



                                                 By:
-------------------------------                     ----------------------------





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